UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

     Date of report (Date of earliest event reported):                  February 16, 2005

Stonepath Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Market Street, Suite 1515 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                (215) 979-8370

__________________________________________________________________________________________
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     (a)      On February 16, 2005, Stonepath Holdings (Hong Kong) Limited, a subsidiary of Stonepath Group, Inc. (the "Company"), borrowed $2,000,000 under the Term Credit Agreement dated October 27, 2004 (the "Credit Agreement") by and between Stonepath Holdings (Hong Kong) Limited, Hong Kong Centeral Credit Union, and SBI Advisors, LLC. The Credit Agreement provides for total loans of up to $10,000,000. An initial loan of $3,000,000 was made on November 4, 2004.

     All loans under the Credit Agreement bear interest at an annual rate of 15%, mature on November 4, 2005, and are collateralized by the accounts receivable of Planet Logistics Express (Singapore) Pte. Ltd., G Link Express Logistics (Singapore) Pte. Ltd., and Stonepath Holdings (Hong Kong) Limited, subsidiaries of the Company. The Credit Agreement contains representations and warranties and events of default which are customary for credit facilities provided by financial institutions.

     The Company has guaranteed the obligations of Stonepath Holdings (Hong Kong) Limited under the Credit Agreement.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.

Date: February 22, 2005	By:	/s/ Robert Arovas
_____________________________________
Name: Robert Arovas
Title: President